EXHIBIT 32.2


       CERTIFICATIONS PURSUANT TO

       SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


       In connection with the Annual Report of Strategic Gaming Investments, Inc., a Delaware corporation formerly known as Left Right Marketing Technology, Inc (the "Company") on Form 10-QSB for the fiscal quarter ended March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Jason F. Griffith, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

      1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      2.    The information contained in the Report  fairly  presents,  in all
            material   respects,   the   financial  condition  and  result  of
            operations of the Company.



Dated:   May 16, 2006			By: /s/ Jason F. Griffith
					----------------------------------
					Jason F. Griffith
				Title:	Chief Financial Officer
					and Secretary of
					Strategic Gaming Investments, Inc.



       This certification is made solely for the purposes of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose.